CITICORP

                           DEFERRED COMPENSATION PLAN

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                                    CITICORP

                           DEFERRED COMPENSATION PLAN


     CITICORP and its affiliates (the "Corporation") hereby establish this DEFERRED COMPENSATION PLAN (the "Plan"), effective October 1995, to promote a greater interest in ensuring the Corporation's continuing success and sustained performance over the long-term by providing an opportunity to defer compensation.


                                    ARTICLE 1
                                   DEFINITIONS

     1.1 A VARIABLE COMPENSATION AWARD shall mean the award the Participant earns under the Corporation's Individual Variable Compensation Award arrangement for the designated Plan Year.

     1.2 ACCOUNT shall mean a Mandatory Deferral Account or a Voluntary Deferral Account.

     1.3 BENEFICIARY shall mean the person or persons or entity designated in accordance with Article 10 to receive survivor balances.

     1.4 BENEFICIARY ELECTION FORM shall mean the Beneficiary Election Form described in Article 10.

     1.5 BOARD shall mean the Board of Directors of Citicorp.

     1.6 CHANGE OF CONTROL shall mean the occurrence of any of the following:

          1.6.1 any person, including a "person" as such term is used in Section 14(d)(2) of the Securities Exchange Act of 1934 (a "Person"), becoming a beneficial owner (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of Citicorp representing 25% or more of the combined voting power of Citicorp's then outstanding securities;

          1.6.2 any transaction occurring with respect to Citicorp which is subject to the prior notice requirements of the Change in Bank Control Act of 1978;

          1.6.3 any transaction occurring with respect to Citicorp which will require a "company" as defined in the Bank Holding Company Act of 1956, as

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     amended,  to obtain  prior  approval  of the  Federal  Reserve  Board under
     Regulation Y;

          1.6.4 any plan or proposal for the liquidation of Citicorp being adopted by the stockholders of Citicorp; or

          1.6.5 individuals who, as of the date of this Plan, constitute the Board (the "Incumbent Board") ceasing for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of this Plan whose election, or nomination for election by Citicorp's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

     provided, however, that notwithstanding the foregoing, the following acquisition of shares or other securities of Citicorp shall not constitute a Change of Control: (A) any acquisition directly from Citicorp, respectively; (B) any acquisition by Citicorp; and (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Citicorp or any corporation controlled by Citicorp.

     Any good faith determination by the Incumbent Board of whether a Change of Control within the meaning of this definition has occurred shall be conclusive.

     1.7 DEFERRED PAYMENT YEAR shall mean the year elected by the Participant for the payment or commencement of payment of Voluntary Deferral Account Balances, as described in Article 7. The Deferred Payment Year shall not be earlier than five years after the date of deferral or later than the year in which the Participant will attain age 70.

     1.8 ELIGIBLE EXECUTIVE shall mean a US employee of the Corporation or a member of the Corporation's International Staff, who (i) is a senior executive or in a Corporate Leverage Position, and (ii) qualifies as a member of a "select group of management or highly compensated employees" under ERISA;

     provided, however, that in the case of an employee of the Corporation who meets the foregoing requirements except that such employee is not a US or International Staff employee, such employee may, in the sole discretion of the Plan Committee, be treated as an Eligible Executive for all purposes of the Plan, or only for such purposes as may be designated by the Plan Committee (including, without limitation, for purposes of the provisions of the Plan relating to the deferral of a portion of a Variable Compensation Award to a Mandatory Deferral Account).

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     1.9 ERISA shall mean the Employee  Retirement  Income Security Act of 1974, as amended.

     1.10 INVESTMENT ALTERNATIVE shall mean one of the simulated financial investments designated by the Plan Committee each Plan Year for purposes of calculating gains, losses, or earnings to be credited to a Participant's Voluntary Deferral Accounts.

     1.11 LEAVE OF ABSENCE shall mean any disability which entitles the Participant to disability benefits under the Citibank Long-Term Disability Program.

     1.12 MANDATORY DEFERRAL ACCOUNT shall mean the "Restricted Stock Unit Account" established as a result of the mandatory deferral of a portion of a Participant's Variable Compensation Award pursuant to paragraph 3.1.

     1.13 MANDATORY DEFERRAL ACCOUNT BALANCE shall mean each deferred balance which may become payable with respect to the Mandatory Deferral Account as described in Article 6.

     1.14 PARTICIPANT shall mean an Eligible Executive who has elected to participate in the Plan and has completed a Participation Election Form pursuant to Article 2.

     1.15 PARTICIPATION ELECTION FORM shall mean a written agreement between the Corporation and the Participant, entered into pursuant to Article 2, by which the Participant elects to participate in the Plan and provides the details of such participation.

     1.16 PERSONNEL COMMITTEE shall mean the Personnel Committee of the Board.

     1.17 PLAN COMMITTEE shall mean the committee appointed by the Personnel Committee to administer the Plan pursuant to Article 9.

     1.18 PLAN YEAR shall mean the calendar year.

     1.19 RETIREMENT shall mean the Participant's termination of employment after attaining age 55, except for an involuntary termination which is not on account of job discontinuance, redundancy or poor performance.

     1.20 UNSCHEDULED WITHDRAWAL shall mean a distribution of all or a portion of the amount credited to the Participant's Voluntary Deferral Accounts requested by the Participant pursuant to the provisions of paragraph 7.6.

     1.21 VOLUNTARY DEFERRAL shall mean voluntary deferrals elected under paragraph 4.2.

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     1.22 VOLUNTARY  DEFERRAL ACCOUNT shall mean each Account  established for a
Participant pursuant to paragraph 3.2.

     1.23 VOLUNTARY DEFERRAL ACCOUNT BALANCE shall mean the deferred balance which may become payable to the Participant with respect to each Voluntary Deferral Account as described in Article 7.


                                    ARTICLE 2
                                  PARTICIPATION

     2.1 PARTICIPATION ELECTION FORM/ANNUAL DEFERRAL. An Eligible Executive shall become a Participant in the Plan on the first day of the month following his appointment as an Eligible Executive and submission to the Plan Committee of a Participation Election Form and a Beneficiary Election Form. To be effective, the Eligible Executive must submit the Participation Election Form and the Beneficiary Election Form to the Plan Committee during the enrollment period described in paragraph 2.4. In these forms, the Eligible Executive shall designate a Beneficiary, any Voluntary Deferral for the covered Plan Year, the Deferred Payment Year, the form of balance distributions, the simulated investment alternative(s) for crediting gains, losses or earnings to the Participant's Accounts, and any other information or elections required by the Plan Committee.

     2.2 CONTINUATION OF PARTICIPATION. An Eligible Executive who has elected to participate in the Plan shall continue as a Participant in the Plan for purposes of amounts credited to a Mandatory Deferral or Voluntary Deferral Account even though such executive ceases to be an Eligible Executive but otherwise continues his employment. However, a Participant shall not be eligible for new deferrals to such Accounts during a Plan Year unless the Participant is an Eligible Executive for such Plan Year.

     2.3 IRREVOCABLE ELECTIONS. Participation Election Forms accepted by the Plan Committee shall be irrevocable.

     2.4 ENROLLMENT PERIOD. The enrollment period shall be at the time designated by the Plan Committee, but shall end prior to October 31 of the year preceding the Plan Year (December 29, 1995 in the case of the 1996 Plan Year) in which the Variable Compensation Award to which such election relates will be earned; provided that the enrollment period may, under special circumstances determined by the Plan Committee in its sole discretion, be extended.

                                    ARTICLE 3
                                DEFERRAL ACCOUNTS

     3.1 MANDATORY DEFERRAL ACCOUNTS. The Corporation shall establish on its books a Mandatory Deferral Account for each Participant in each year that a Participant receives a Variable Compensation Award and the Personnel Committee specifies that a portion of the award will be automatically deferred.

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     3.2 VOLUNTARY  DEFERRAL  ACCOUNTS.  The Corporation  shall establish on its books a Voluntary Deferral Account for each Participant in each year that a Participant elects Voluntary Deferrals under paragraph 4.2. The Participant shall elect a Deferred Payment Year for each such Account elected. The election of a Deferred Payment Year for an Account is irrevocable.

     3.3 BOOKKEEPING ACCOUNTS. The Mandatory Deferral and Voluntary Deferral Accounts are solely an accounting device for measuring the balance(s) that may become payable to a Participant under this Plan. Participants and Beneficiaries shall at all times be general unsecured creditors of the Corporation for the payment of Account balances, with no special or prior right to any Corporation assets. The Plan constitutes a mere promise by the Corporation to pay Account balances in the future.

     3.4 STATEMENT OF ACCOUNTS. The Plan Committee shall provide to each Participant periodic statements setting forth the balance of the Accounts maintained for such Participant.


                                    ARTICLE 4
                      VARIABLE COMPENSATION AWARD DEFERRALS

     4.1 MANDATORY DEFERRALS. The Corporation shall credit to a Participant's Mandatory Deferral Account the portion, if any, of the Variable Compensation Award payable for a Plan Year for which the Participant is an Eligible Executive and for which such portion has been mandatorily deferred by the Corporation.

     4.2 VOLUNTARY DEFERRALS

          4.2.1 DEFERRAL ELECTION. A Participant can elect a Deferral Payment Year for a percentage of the Variable Compensation Award remaining after any required deferral under paragraph 4.1. Such election shall be made in the year immediately preceding the Plan Year in which the Variable Compensation Award to which such election relates will be earned. The percentage deferred shall be stated as a whole number and within a range periodically established by the Plan Committee. The Participant can also elect to express his deferral election as a percentage applicable to only a portion of the Variable Compensation Award over a minimum amount specified by the Plan Committee which would not be deferred.

          4.2.2 CREDITING ACCOUNT. The Corporation shall credit to a Participant's Voluntary Deferral Account the percentage of the Participant's Variable Compensation Award the Participant has elected to defer.

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     4.3 TIMING OF CREDITS.

          4.3.1 MANDATORY DEFERRAL ACCOUNT. The Corporation shall credit any required Variable Compensation Award deferrals to the Mandatory Deferral Accounts as of the same day of the month in which the amounts would have been paid to the Participant but for the deferral.

          4.3.2 VOLUNTARY DEFERRALS. The Corporation shall credit any voluntary Variable Compensation Award deferrals to the Voluntary Deferral Accounts as of the same day of the month in which the amounts would have been paid to the Participant but for the deferral.

     4.4 VESTING.

          4.4.1 MANDATORY DEFERRAL ACCOUNTS. The Participant's right to receive Variable Compensation Awards deferred to the Mandatory Deferral Accounts and gains, losses, and earnings thereon shall be 100% vested, and will be subject to the terms and conditions of the Plan.

          4.4.2 VOLUNTARY DEFERRALS. The Participant's right to receive Variable Compensation Awards deferred to the Voluntary Deferral Accounts and gains, losses, and earnings thereon shall be 100% vested at all times.

     4.5 TERMINATED PARTICIPANT. No Variable Compensation Award deferral shall be credited to the Account of a Participant who terminates employment with the Corporation prior to December 31 of the Plan Year preceding the Plan Year in which the Variable Compensation Award to which such election relates will be earned.


                                    ARTICLE 5
                                GAINS AND LOSSES

     5.1 MANDATORY DEFERRAL ACCOUNT

          5.1.1 INITIAL CREDITING OF RESTRICTED STOCK UNITS. Once the dollar value of the Mandatory Deferral portion of the final Variable Compensation Award has been established, the Corporation will credit restricted stock units with an equivalent value to the Mandatory Deferral Accounts. The number of restricted stock units credited to each Account shall be based on the average of the high and low share price of Citicorp common stock on the New York Stock Exchange as reported in The Wall Street Journal for date of the grant.

          5.1.2 CREDITING OF GAINS, LOSSES, AND EARNINGS. The Corporation shall credit gains, losses, and earnings to the Mandatory Deferral Account as of the last business day of each month and as of the day the Mandatory

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     Deferral  Account Balance is paid or rolled over pursuant to paragraph 6.7.
     The Corporation shall determine the value of restricted stock units using the average of the high and low share price of Citicorp common stock on the New York Stock Exchange as reported in The Wall Street Journal for the last business day of the month. The crediting rate for such purposes shall equal the rate of return (positive or negative) as if the Account balance were invested in Citicorp common stock.

          5.1.3 DIVIDENDS. The Corporation shall credit additional amounts to the Mandatory Deferral Account to reflect any dividends paid on Citicorp common stock while the Participant has a Mandatory Deferral Account Balance. The dividend equivalents credited shall be based on the number of restricted stock units of such common stock reflected in the Account balance on the Citicorp dividend record date of such dividend equivalents. The credit of dividend equivalents shall automatically be notionally re-invested in restricted stock units of Citicorp common stock. The Corporation shall determine the number of restricted stock units using the average of the high and low share price of Citicorp common stock on the New York Stock Exchange as reported in The Wall Street Journal for the record date on which such dividends are declared.

          5.1.4 NO BROKERAGE FEES. The Corporation shall not reduce credits to the Mandatory Deferral Account by any brokerage fees.

     5.2 VOLUNTARY DEFERRAL ACCOUNTS.

          5.2.1 CREDITING OF GAINS, LOSSES, AND EARNINGS. The Corporation shall credit gains, losses, and earnings to the Voluntary Deferral Accounts as of the end of each month (including during the Voluntary Deferral Account payment period) and as of the date the amount representing the last credits in the Account is paid. The crediting rate for such purposes shall equal the notional rate of return (positive or negative) of the Investment Alternative(s) selected by the Participant for the same period, taking into account any fees or charges which would have been incurred had the Voluntary Deferral Account actually been invested in the Investment Alternatives.

          5.2.2 INVESTMENT ALTERNATIVES. The available Investment Alternatives, and the rules and procedures for allocating the Voluntary Deferral Accounts among such options (including the frequency of changes to such allocations), shall be determined by the Plan Committee from time to time. The Plan Committee, may in its sole discretion, amend the Plan's Investment Alternatives from time to time. In addition, the Plan Committee may restrict Participants from selecting certain Investment Alternatives, or may alter election procedures, if necessary or advisable in light of the requirements of Section 16(b) of the Securities Exchange Act of 1934. Neither the Plan Committee, the Personnel Committee, the Corporation, the Board nor any member of the Board or any agent, employee or advisor of such bodies shall be liable for the performance or lack of performance of any Investment Alternatives.

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     5.3 VALUATION DATE. The valuation date for determining  credits to lump sum payments (other than payments on the Participant's Retirement) shall be the day of the month on which the event giving rise to the payment (e.g., the Participant's termination of employment, the Deferred Payment Year, or request for Unscheduled Withdrawal) occurs. The valuation date for determining credits to lump sum payments following Retirement and to installment payments shall be November 30 of the year preceding the year in which such payments will be made.


                                    ARTICLE 6
                       MANDATORY DEFERRAL ACCOUNT BALANCES

     6.1 CALCULATION. The Corporation shall track separately each Variable Compensation Award deferral under paragraph 4.1, together with the amounts credited under paragraph 5.1 to each such deferral. The Mandatory Deferral Account Balance for each separate Variable Compensation Award deferred shall be an amount equal to the initial portion of such award credited plus the gains, losses or earnings from such date to the valuation date.

     6.2 NORMAL PAYMENT. The Corporation shall pay to the Participant the Mandatory Deferral Account Balance accrued from such Award following the fifth anniversary of the crediting of the applicable portion of a Variable Compensation Award to the Mandatory Deferral Account. The Corporation shall pay the Mandatory Deferral Account Balance in a lump sum cash payment as soon as practicable after such fifth anniversary. Payment of Mandatory Deferral Account Balances under this paragraph 6.2 shall not apply to any portion of the Mandatory Deferral Account for which the Participant elects a continuing deferral under paragraph 6.7.

     6.3 PAYMENT UPON TERMINATION OF EMPLOYMENT.

          6.3.1 VOLUNTARY. In the event of a voluntary termination of the Participant's employment, the Corporation shall pay to the Participant the Mandatory Deferral Account Balance on the fifth anniversary of the crediting of the applicable portion of a Variable Compensation Award to the Mandatory Deferral Account. No additional dividend equivalents shall be credited to the Account after the Participant's date of termination of employment. At the time payment is to be made, the Corporation shall pay the lesser of: (i) the value of the Account based upon the share price of Citicorp common stock on the New York Stock Exchange, as reported in The Wall Street Journal, as of the fifth anniversary of the crediting of the applicable portion of the Variable Compensation Award to the Mandatory Deferral Account (or, if no trades were reported for such day, the next preceding business day), or (ii) the value of the Account based upon such share price as of the date of the Participant's termination of employment. The Corporation shall pay the Mandatory Deferral Account Balance in a lump sum cash payment as soon as practicable after the fifth anniversary.

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          6.3.2  INVOLUNTARY.  In the event of an  involuntary  termination of a
     Participant's employment on account of job discontinuance, redundancy, or poor performance, the Corporation shall pay to the Participant the Mandatory Deferral Account Balance following the fifth anniversary of the crediting of the applicable portion of a Variable Compensation Award to the Mandatory Deferral Account. The Corporation shall pay the Mandatory Deferral Account Balance in a lump sum cash payment as soon as practicable after the fifth anniversary. The Participant shall not be allowed to elect a continuing deferral under Section 6.7.

     In the event of an involuntary termination of employment other than on account of job discontinuance, redundancy, or poor performance, the payment provision set forth under paragraph 6.3.1 will apply.

     6.4 SURVIVOR BALANCES. If the Participant dies prior to termination of employment, the Corporation shall pay to the Participant's Beneficiary an amount equal to the balance of the Participant's Mandatory Deferral Account. The Corporation shall pay such amount to the Beneficiary in a cash lump sum as soon as practicable after the Participant's death. Neither the Participant nor the Participant's Beneficiary shall be allowed to elect a continuing deferral under paragraph 6.7.

     6.5 LEAVE OF ABSENCE. In the event of the Participant's Leave of Absence, the Corporation shall pay to the Participant the Mandatory Deferral Account Balance following the fifth anniversary of the crediting of the applicable portion of a Variable Compensation Award to the Mandatory Deferral Account. The Corporation shall pay the Mandatory Deferral Account Balance in a lump sum cash payment as soon as practicable after the fifth anniversary. The Participant shall not be allowed to elect a continuing deferral under paragraph 6.7.

     6.6 RETIREMENT. In the event of the Participant's Retirement, the Corporation shall pay to the Participant the Mandatory Deferral Account Balance following the fifth anniversary of the crediting of the applicable portion of a Variable Compensation Award to the Mandatory Deferral Account. The Corporation shall pay the Mandatory Deferral Account Balance in a lump sum cash payment as soon as practicable after the fifth anniversary. The Participant shall not be allowed to elect a continuing deferral under paragraph 6.7.

     6.7 ELECTIVE DEFERRAL CONTINUATION. In the fourth year after the year in which the applicable portion of a Variable Compensation Award was credited to the Mandatory Deferral Account, during an election period specified by the Plan Committee, the Participant may elect to postpone distribution of the Mandatory Deferral Account Balance attributable to such deferred Variable Compensation Award by having such amount credited to a Voluntary Deferral Account. The credit shall be made at the same time the Mandatory Deferral Account Balance for such amounts would have been paid to the Participant but for such election. Following the crediting to a Voluntary Deferral Account, such amounts shall be subject to all the terms of the Voluntary Deferral Accounts.

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                                    ARTICLE 7
                       VOLUNTARY DEFERRAL ACCOUNT BALANCES

     The provisions of this Article 7 shall apply separately to each Voluntary Deferral Account created for each Participant.

     7.1 CALCULATION. The Voluntary Deferral Account Balance shall be an amount equal to the portion of the Variable Compensation Awards credited to the Voluntary Deferral Account plus the gains, losses, or earnings from the date of crediting to the valuation date.

     7.2 DISTRIBUTION UPON RETIREMENT. The provisions of this paragraph 7.2 apply to distributions from a Voluntary Deferral Account on or after Retirement.

          7.2.1 ENTITLEMENT. The Participant shall be entitled to distributions under this paragraph 7.2 upon Retirement, unless payment would cause the Corporation to lose a tax deduction, in which case the Corporation may postpone payment until the beginning of the next fiscal year or longer if necessary to retain a tax deduction.

          7.2.2 FORM OF PAYMENT. The Corporation shall pay the Voluntary Deferral Account Balance in the year or the years the Participant elected for such Account. Permissible forms of payment shall be determined by the Plan Committee, but shall include a cash lump sum payment or annual installments over a period of up to 15 years. Absent an election by the Participant, the Voluntary Deferral Account Balance shall be paid in a cash lump sum payment. The Participant's election shall be as indicated on the Participation Election Form on which the Participant first elected deferrals to such Account, unless the Participant elected a different form of payment by a written election filed with the Plan Committee at least 13 months prior to the Deferred Payment Year, in which case the different form elected shall control. However, the Plan Committee, in its sole discretion, may ignore any change in the form of payment elected by the Participant if it determines that the ability to make such changes causes the Voluntary Deferral Account Balance to become taxable to the Participant prior to actual receipt of the deferral payments. If installment payments apply, the Plan Committee shall adjust the amount of each installment to reflect gains, losses, and earnings credited to the Account during the deferral payment period.

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          7.2.3 TIMING.  The Corporation  shall commence  payments no later than
     January 31 of the Deferred Payment Year unless payment would cause the Corporation to lose a tax deduction, in which case the Corporation may postpone payment until the beginning of the next fiscal year or longer if necessary to retain a tax deduction.

     7.3 PRE-DETERMINED WITHDRAWALS

     The provisions of this paragraph 7.3 apply if the Participant elects in-service distributions from a Voluntary Deferral Account by specifying a Deferred Payment Year on the Participation Election Form creating such Account during which such Participant remains employed.

          7.3.1 ENTITLEMENT. If the Participant continues to be employed by the Corporation to the Deferred Payment Year, the Corporation shall commence payment to the Participant of the Voluntary Deferral Account Balance.

          7.3.2 FORM OF BALANCE. The Corporation shall pay the Voluntary Deferral Account Balance in a cash lump sum or annual installments over a period of up to 15 years.

          7.3.3 TIMING. The Corporation shall pay or commence to pay the Voluntary Deferral Account Balance no later than January 31 of the year specified, unless payment would cause the Corporation to lose a tax deduction in which case the Corporation may postpone payment until the beginning of the next fiscal year or longer if necessary to retain a tax deduction.

     7.4 LEAVE OF ABSENCE. In the event of the Participant's Leave of Absence, the Corporation shall pay the Participant the Voluntary Deferral Account in the manner elected in his Participation Election Form, unless payment would cause the Corporation to lose a tax deduction, in which case the Corporation may postpone payment until the beginning of the next fiscal year or longer if necessary to retain a tax deduction. Upon any such Leave of Absence, deferrals into a Voluntary Deferral Account for the Participant will cease.

     7.5 EARLY TERMINATION BALANCES. If the employment of a Participant is terminated prior to age 55 for reasons other than Leave of Absence or death, the Corporation shall pay the Voluntary Deferral Account Balance to the Participant in a cash lump sum as soon as practicable after the date of such termination; unless payment would cause the Corporation to lose a tax deduction, in which case the Corporation may postpone payment until the beginning of the next fiscal year or longer if necessary to retain a tax deduction.

     7.6 UNSCHEDULED WITHDRAWALS

          7.6.1 GENERAL PROVISIONS. A Participant may request an Unscheduled Withdrawal of all or any portion of the entire amount credited to one or more of the Participant's Voluntary Deferral Accounts, subject to the following restrictions: (i) the minimum withdrawal shall be 25% of the balance of the specified Account, (ii) an election to withdraw 75% or more of the Account balance shall be deemed to be an election to withdraw the entire Account balance, (iii) an Unscheduled Withdrawal may be made only once a year, and (iv) the Corporation shall deduct (and retain) from the Unscheduled Withdrawal a forfeiture amount of 10% of the amount withdrawn, or such other greater amount as the Plan Committee determines. In addition, if the Participant is employed by the Corporation at the time of the withdrawal, (i) deferrals into a Voluntary Deferral Account for the Participant shall cease, and (ii) the Participant shall not recommence deferrals under the Plan until after the end of the Plan Year following the Plan Year in which the election for the Unscheduled Withdrawal is made.

          7.6.2 TIMING OF PAYMENT. The Corporation shall pay the Unscheduled Withdrawal amount as soon as practicable after receiving the request under paragraph 7.6.1, unless payment would cause the Corporation to lose a tax deduction, in which case the Corporation may postpone payment until the beginning of the next fiscal year or longer if necessary to retain a tax deduction.

     7.7  SURVIVOR  BALANCES.   If  the  Participant  dies  prior  to  or  after
termination of employment the Corporation shall pay to the Participant's Beneficiary an amount equal to the Participant's Voluntary Deferral Account Balance. The Corporation shall pay such amount to the Beneficiary in a cash lump sum as soon as practicable after the Participant's death, unless payment would cause the Corporation to lose a tax deduction, in which case the Corporation may postpone payment until the beginning of the next fiscal year or longer if necessary to retain a tax deduction.

     7.8 SMALL BALANCE EXCEPTION. Notwithstanding any of the foregoing, if the sum of all amounts payable to the Participant from all Voluntary Deferral Accounts is no greater than $10,000 (or such other amount as the Plan Committee may determine from time to time), the Plan Committee may, in its sole discretion, elect to pay such balances in a cash lump sum. If the sum of all installment payments is less than $300 (or such other amount as the Plan Committee may determine from time to time), the Plan Committee may, in its sole discretion, elect to shorten the applicable payment period.

                                    ARTICLE 8
                         CONDITIONS RELATED TO BALANCES

     8.1 NONASSIGNABILITY. The amounts in a Participant's Accounts may not be alienated, assigned, transferred, pledged or hypothecated by or to any person or entity, at any time or in any manner whatsoever, and may not be garnished by or made subject in any manner to the claims of creditors of any Participant or Beneficiary thereof or any other claimants.

     8.2 PROVIDING INFORMATION. Participants shall be required to cooperate with the Corporation by furnishing any and all information requested by the Plan Committee in order to facilitate the payment of Account balances thereunder.

     8.3 TAX WITHHOLDING. Any federal, state or local income tax withholding requirements and Social Security or other employee tax requirements applicable to deferrals under this Plan shall be withheld from the amount deferred, with a corresponding reduction in the amount credited to the Participant's Accounts.


                                    ARTICLE 9
                             ADMINISTRATION OF PLAN

     The Plan Committee shall be appointed by the Personnel Committee, or such Senior officer as delegated by the Committee, and shall administer the Plan and interpret, construe and apply its provisions in accordance with its terms. The Plan Committee shall further establish, adopt or revise such rules and regulations as it may deem necessary or advisable for the administration of the Plan. All decisions of the Plan Committee shall be final and binding. The individuals serving on the Plan Committee shall be Senior officers and, except as prohibited by law, shall be indemnified and held harmless by the Corporation from any and all liabilities, costs, and expenses (including legal fees), to the extent not covered by liability insurance arising out of any action taken by any member of the Plan Committee with respect to the Plan, unless such liability arises from the individual's own gross negligence or willful misconduct.


                                   ARTICLE 10
                             BENEFICIARY DESIGNATION

     The Participant shall have the right, at any time, to designate any person or persons as Beneficiary (both primary and contingent) to whom payment under the Plan shall be made in the event of the Participant's death. The Beneficiary designation shall be effective when it is submitted in writing by the Participant to the Plan Committee during the Participant's lifetime on a Beneficiary Designation Form prescribed by the Plan Committee.

     The submission of a new Beneficiary designation shall cancel all prior Beneficiary designations. Any finalized divorce or marriage (other than a common law marriage) of a Participant subsequent to the date of a Beneficiary designation shall revoke such designation, unless in the case of divorce the previous spouse was not designated as Beneficiary and unless in the case of marriage the Participant's new spouse has previously been designated as Beneficiary. The spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of a Beneficiary other than the spouse.

     If a Participant fails to designate a Beneficiary as provided above, or if the Beneficiary designation is revoked by marriage, divorce, or otherwise without execution of a new designation, or if every person designated as a Beneficiary predeceases the Participant or dies prior to complete distribution of the Participant's Account balances, then the Plan Committee shall direct the distribution of such balances to the Participant's estate.


                                   ARTICLE 11
                        AMENDMENT AND TERMINATION OF PLAN

     11.1 AMENDMENT/TERMINATION OF PLAN. The Plan Committee may at any time amend or terminate the Plan in whole or in part, provided, however, that any such amendment or termination shall not decrease a Participant's Account balances. The Corporation specifically retains the right to amend the methods for determining gains, losses, and earnings on accounts, provided, however, that any such amendment shall not decrease the Participant's Account balances.

     11.2 CONSTRUCTIVE RECEIPT TERMINATION. If the Plan Committee determines that amounts deferred under the Plan have been constructively received by Participants and must be recognized as income for federal income tax purposes, the Plan shall terminate (or relevant portion thereof) and distributions shall be made to Participants in accordance with the provisions of paragraph 11.3. The determination of the Plan Committee under this paragraph 11.2 shall be binding and conclusive.

     11.3 PAYMENT OF BALANCES. If the Corporation terminates the Plan, the Corporation shall pay to the Participant Voluntary Deferral Account Balances in monthly installments over a 36-month period, with crediting of gains, losses, and earnings under Article 5 continuing during such period; provided, however, that if such termination affects only a portion of the Plan under Section 11.2, such payments shall be made only with respect to Account balances for which a constructive receipt determination shall have been made.


                                   ARTICLE 12
                                  MISCELLANEOUS

     12.1 APPLICABLE LAW. The Plan shall be governed and construed in accordance with the laws of the State of New York, except where such laws are preempted by ERISA.

     12.2 CAPTIONS. The captions of the articles and paragraphs of the Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

     12.3 CLAIMS/REVIEW PROCEDURE. The Corporation shall notify a Participant in writing, within 90 days after his written application for Account balances that have not been paid, of his eligibility or non eligibility to receive such amounts. If the Corporation denies all or a part of the Participant's application, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provisions of the Plan on which the denial is based, and (3) if applicable, a description of any additional information or material necessary for the Corporation to further consider such claim. If the Corporation determines that there are special circumstances requiring additional time to make a decision, the Corporation shall notify the Participant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional 90-day period.

     The Participant shall have the opportunity to have the Corporation's conclusions reviewed by the Corporation by filing a petition for review with the Corporation within 60 days after receipt of the notice issued by the Corporation. The petition shall state the specific reasons which the Participant believes entitle him to balances or to greater or different Account balances. Within 60 days after receipt by the Corporation of the petition, the Corporation shall afford the Participant (and counsel, if any) an opportunity to present his position to the Corporation orally or in writing, and the Participant (or counsel) shall have the right to review the pertinent documents. The Corporation shall notify the Participant of its decision in writing within the 60-day period, stating specifically the basis of its decision. If, because of the need for a hearing, the 60-day period is not sufficient, the decision may be deferred for up to another 60-day period at the election of the Corporation, but notice of this deferral shall be given to the Participant. In the event of the death of a Participant, the same procedures shall apply to the Beneficiary.

     12.4 CHANGE OF CONTROL. In the event of a Change of Control, the Corporation shall pay to the Participant, as soon as practicable after such Change of Control, all Mandatory Deferral Account Balances and Voluntary Deferral Account Balances in a cash lump sum.

     12.5 EMPLOYMENT NOT GUARANTEED. Nothing contained in the Plan nor any action taken thereunder shall be construed as a contract of employment or as giving any Participant any right to continued employment with the Corporation.

     12.6 GENDER, SINGULAR AND PLURAL. All pronouns and variations thereof shall be deemed to refer to the masculine or feminine, as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

     12.7 NOTICE. Any notice or filing required or permitted to be given to the Corporation under the Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, return receipt requested, to the principal office of the Corporation, directed to the attention of the Plan Committee. Such notice shall be deemed given as of the date of delivery, or, if delivery is made by registered or certified mail, as of the delivery date shown on the receipt therefor.

     12.8 STATUS OF PLAN. The Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation for "a select group of management or highly compensated employees" within the meaning of Sections 201, 301 and 401 of ERISA and therefore to be exempt from Parts 2, 3 and 4 of Title I of ERISA.

     12.9 SUCCESSORS OF THE CORPORATION. The rights and obligations of the Corporation under the Plan shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Corporation.

     12.10 TRANSFERS AMONG SUBSIDIARIES. If a Participant transfers employment to a Citicorp subsidiary which does not participate in the Plan, or to employment whereby the Participant no longer qualifies as an Eligible Executive, then all deferrals into a Voluntary Deferral Account for the Participant shall cease, and the Participant will be unable to make future deferral elections. In addition, the amounts credited to the Participant's Accounts prior to such transfer shall continue to be credited with gains, losses, and earnings and become payable under the terms of the Plan as if employment with the subsidiary is continued employment with the Corporation. If the Participant subsequently transfers to a Citicorp subsidiary which does participate in the Plan, or to employment whereby the Participant requalifies as an Eligible Executive, then the Participant will again become eligible to participate by making a new deferral election during the enrollment period.

     12.11 VALIDITY. If any provision of the Plan is held invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provisions of the Plan.

     12.12 WAIVER OF BREACH. The waiver by the Corporation of any breach of any provision of the Plan by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant.